Exhibit 23
Consent of Independent Registered Public Accounting Firm
Ford Motor Company
One American Road
Dearborn, Michigan
Re:	Ford Motor Company Registration Statement Nos. 333-138821, 333-153816 and 333-156631
We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of our report dated June 24, 2009 appearing in the annual report on Form 11-K of the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees as of December 31, 2008 and 2007 and for the year ended December 31, 2008.
/s/ Plante & Moran, PLLC
Southfield, Michigan
June 26, 2009